UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2017

INTRAWEST RESORTS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36286	46-3681098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1621 18th Street, Suite 300, Denver, Colorado	80202
(Address of principal executive offices)	(Zip code)

(303) 749-8200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

On July 31, 2017, the acquisition of Intrawest Resorts Holdings, Inc., a Delaware corporation (the “Company”), by Hawk Holding Company, LLC, a Delaware limited liability company (“Parent”), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated April 7, 2017 (the “Merger Agreement”), by and among the Company, Parent, Hawk Holding Company, Inc., a Delaware corporation, and Hawk Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms set forth in the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and thereby becoming an indirect wholly owned subsidiary of Parent.

Item 1.02.       Termination of a Material Definitive Agreement.

On July 31, 2017, in connection with the Merger, the Company terminated and repaid in full all outstanding loans, accrued and unpaid interest and all other amounts due under the Credit Agreement, dated as of December 9, 2013, by and among Intrawest Operations Group, LLC, Intrawest Operations Group Holdings, LLC, the subsidiaries of Intrawest Operations Group, LLC party thereto, the financial institutions party thereto, Bank of America, N.A., as successor-in-interest to Goldman Sachs Lending Partners LLC, as administrative agent, and the other parties party thereto.

Item 2.01.       Completion of Acquisition or Disposition of Assets

On July 31, 2017 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Parent completed its acquisition of the Company by consummation of the Merger. In the Merger, each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than shares that were canceled or converted into shares of the surviving company after the Effective Time, was converted into the right to receive $23.75 in cash, without interest (the “Merger Consideration”).

Also as of immediately prior to the Effective Time, (i) each then-outstanding option to purchase shares of Common Stock (whether or not then vested and exercisable) was terminated and cancelled in exchange for the right to receive a single lump sum cash payment equal to the product of (x) the total number of shares of Common Stock subject to such option and (y) the amount equal to the Merger Consideration that exceeds the exercise price per share of Common Stock underlying such stock option, less any applicable withholding taxes and (ii) each then-outstanding Company restricted stock unit became fully vested and was terminated and cancelled in exchange for the right to receive a single lump sum cash payment equal to the Merger Consideration, less any applicable withholding taxes (collectively, the “Excluded Shares”).

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth in the Introductory Note and under Item 5.01 of this Current Report on Form 8-K is incorporated by reference to this Item 2.01.

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the Common Stock be delisted from the NYSE. The Company also requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 with respect to the delisting of the Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act as promptly as practicable.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03       Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of the Common Stock, other than the Excluded Shares, were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Common Stock ceased to have any rights with respect thereto other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

The information set forth in the Introductory Note and under Items 2.01, 3.01, and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01       Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect wholly owned subsidiary of Parent. The aggregate purchase price paid for all of the equity securities of the Company was approximately $946 million, which purchase price was funded by new debt and equity financing received by Parent.

The disclosure regarding the Merger and Merger Agreement set forth in the Introductory Note and under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of Thomas F. Marano, Richard Armstrong, John W. Harris, Timothy Jay, William J. Clifford, Wesley R. Edens and Richard E. Georgi resigned as directors of the Company and Thomas F. Marano and Sky Foulkes resigned as officers of the Company. Following the Effective Time, Sky Foulkes, previously holding the joint position of President of Winter Park Resort and Chief Operating Officer of Intrawest, transitioned to focusing full time on Winter Park Resort as its President and Chief Operating Officer.  Pursuant to the terms of the Merger Agreement, each of the members of Merger Sub’s board of directors immediately prior to the Effective Time became a member of the Company’s board of directors following the Effective Time.  Each director is to serve in accordance with the Amended and Restated Bylaws (as defined below) of the Company, until his successor is elected and qualified or until his earlier resignation or removal.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, (i) the restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the amended and restated bylaws of the Company, except that, in accordance with the Merger Agreement, references to the name of Merger Sub were replaced by references to the name of the Company. A copy of such amended and restated certificate of incorporation and such amended and restated bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01       Other Events.

A copy of the joint press release issued by the Company and Parent  announcing the consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated as of April 7, 2017, by and among Intrawest Resorts Holdings, Inc., Hawk Holding Company, LLC, Hawk Holding Company, Inc. and Hawk Merger Sub, Inc.	Incorporated by reference to Exhibit 2.1 to Intrawest Resorts Holdings, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2017.

3.1	Amended and Restated Certificate of Incorporation of Intrawest Resorts Holdings, Inc.	Electronically herewith

3.2	Amended and Restated Bylaws of Intrawest Resorts Holdings, Inc.	Electronically herewith

99.1	Press Release, dated July 31, 2017, jointly issued by Intrawest Resorts Holdings, Inc. and Parent	Electronically herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intrawest Resorts Holdings, Inc.

Date: July 31, 2017	By:	/s/ Travis Mayer
Travis Mayer
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated as of April 7, 2017, by and among Intrawest Resorts Holdings, Inc., Hawk Holding Company, LLC, Hawk Holding Company, Inc. and Hawk Merger Sub, Inc.	Incorporated by reference to Exhibit 2.1 to Intrawest Resorts Holdings, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2017.

3.1	Amended and Restated Certificate of Incorporation of Intrawest Resorts Holdings, Inc.	Electronically herewith

3.2	Amended and Restated Bylaws of Intrawest Resorts Holdings, Inc.	Electronically herewith

99.1	Press Release, dated July 31, 2017, jointly issued by Intrawest Resorts Holdings, Inc. and Parent	Electronically herewith